

<ARTICLE> 5
<RESTATED>
<MULTIPLIER>  1,000

<PERIOD-TYPE>                   3-MOS
<PERIOD-START>                             JAN-01-1996
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                          56,500
<SECURITIES>                                         0
<RECEIVABLES>                                  666,800<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    481,100
<CURRENT-ASSETS>                             1,747,900<F2>
<PP&E>                                       3,256,700
<DEPRECIATION>                               1,446,700
<TOTAL-ASSETS>                               6,485,500<F2>
<CURRENT-LIABILITIES>                        2,389,200
<BONDS>                                      1,265,400
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<COMMON>                                        98,500
<OTHER-SE>                                   1,225,000
<TOTAL-LIABILITY-AND-EQUITY>                 6,485,500
<SALES>                                        452,500<F3>
<TOTAL-REVENUES>                               455,400
<CGS>                                          262,100
<TOTAL-COSTS>                                  262,100
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               6,400
<INCOME-PRETAX>                                 20,000
<INCOME-TAX>                                     7,700
<INCOME-CONTINUING>                             12,300
<DISCONTINUED>                                  51,300<F4>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    63,600
<EPS-PRIMARY>                                     0.65
<EPS-DILUTED>                                     0.64

<F1>Amount shown is net of allowances.

<F2>Included within current assets and total assets are net assets of discontinued operations of $314,400 and $1,854,900, respectively.

<F3>Excludes discontinued health care segment sales of $539,700, TEC Systems sales of $24,400, and Packaging sales of $409,100.

<F4>In the second quarter of 1995, Grace classified its health care business as a discontinued operation.

<F5>Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business and TEC Systems business as net income of discontinued operations.


